                                                                      EXHIBIT 23


                          [GRANT THORNTON LETTERHEAD]


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




We have issued our reports dated March 1, 2000, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of CET Environmental Services, Inc. (the Company) on Form 10-K for the year ended December 31, 1999. We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 of the aforementioned reports.



/s/ GRANT THORNTON LLP

GRANT THORNTON LLP


Denver, Colorado
March 28, 2000